EXHIBIT 99.1
P
R
O                          FIRST NATIONAL BANK OF PICKENS COUNTY
X         This Proxy is Solicited on Behalf of the Board of Directors
Y
                      Special Meeting, September 15, 1998

The undersigned shareholder of First National Bank of Pickens County, hereby revoking all previous proxies, hereby appoints James H. Grantham and Nicholas Clark and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of First National Bank of Pickens County to be held September 15, 1998, at 10:00 a.m., local time, at 200 South Pendleton Street, Easley, South Carolina 29640 and at any adjournments thereof, and to vote all shares of First National Bank of Pickens County that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the Proxy Statement/Prospectus as specified below.

1. To approve the Reorganization Agreement dated as of June 22, 1998, providing for the merger of First National Bank of Pickens County with and into Carolina First Bank, a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of each share of common stock of First National Bank of Pickens County into the right to receive shares of common stock of Carolina First Corporation having a fair market value of $750.08 (which amount shall be $769.89 in the event the consummation of the merger occurs after September 30, 1998), subject to the terms and conditions of the Reorganization Agreement.

FOR       |_|               AGAINST      |_|                  ABSTAIN  |_|

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all should sign. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.

Dated:___________________, 1998

--------------------------------------------
Print Name (and title if appropriate)

--------------------------------------------
Signature

--------------------------------------------
Print Name (and title if appropriate)

--------------------------------------------
Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.